                                                                   EXHIBIT 10.12



                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (the "Agreement") is dated as of April 11, 2000, between ELECTRONIC MEDICAL DISTRIBUTION, INC. d/b/a EMD.COM, a Delaware corporation (the "Company"), and GEOFFREY L. FAUX (the "Executive").

         1. Employment. The Company hereby agrees to employ the Executive, and the Executive hereby agrees to be employed by the Company, on the terms and conditions set forth herein.

         2.       Term.

                  (a) The "Initial Term" of the employment of the Executive by the Company as provided in Section 1 will commence on April 11, 2000 (the "Effective Date") and will terminate at 11:59 p.m. on April 11, 2003 (the "Expiration Date") unless extended or sooner terminated as hereinafter provided (such period, the "Employment Period").

                  (b) The "Employment Period" may be extended beyond the Initial Term by the mutual agreement of the parties in writing at least ninety (90) days prior to the end of the Initial Term (the "Extended Term").

                  (c       ) The "Business" of the Company shall be medical
         e-commerce online and provide physicians with internet medication management solutions.

         3.       Position, Duties and Responsibilities.

                  (a) Position. The Executive hereby agrees to serve as President of eMD.com reporting to the Board of Directors of the Company ("Board") and to the Chief Executive Officer of the Company ("CEO"). The Executive will observe on the Board for six (6) months and then Executive will be reviewed at the end of said period by the Board of Directors to become a member.

                  Duties/Goals/Objectives:

                  - Review current company structure and design/form/develop new infrastructure structure to meet the company business plan needs for the next 24 months.
                  - Review and complete for years 1, 2 and 3 Business Plans and financial projections/forecasts.
                  - Review and implement reporting procedures and accountability.
                  -        Provide broader coverage of the company on Wall
                           Street.
                  - Assist in raising capital for eMD and make preparations for taking the company public.
                  - Set financial and performance goals and revenue objectives including timetables.
                  -        Provide weekly report to Tim Moses.


                  (b) Place of Employment. During the term of this Agreement, the Company's headquarters shall be located in the greater Atlanta, Georgia area.

                  (c) Other Activities. Except with the prior written approval of the Board (which the Board may grant or withhold in its sole and absolute discretion), the Executive, during the Employment Period, will not (i) accept any other employment, or (ii) engage, directly or indirectly, in any other business activity (whether or not pursued for pecuniary advantage) that is or may be competitive with or that might place him in a competing position to, that of the Company or any of its affiliates. Notwithstanding the foregoing, the Company agrees that the Executive (or affiliates of the Executive) shall be permitted: (i) to make any passive personal investments that are not in a business activity that is directly or indirectly competitive with the Company (ii) to participate in industry organizations, (iii) with the consent of the Board of Directors of the Company, to be a member of Boards of Directors of other entities which do not directly compete with the Company, and (iv) to participate in charitable or educational activities.

                  (d) Present Outside Activities. Executive shall disclose to the Board and to the CEO all outside activities in which he is involved and any apparent conflict of interest prior to the execution of this Agreement.

         4.       Compensation and Related Matters.

                  (a) Salary and Bonus. During the Employment Period, the Company shall pay the Executive a salary of two hundred fifty thousand dollars ($250,000.00) annually (the "Salary"). The Executive shall also be eligible for bonuses of 50% of the Executive's salary as may be determined in the sole discretion of the Board of Directors and/or the CEO. All Salary and bonuses to be paid consistent with the standard payroll practices of the Company (e.g., timing of payments and standard employee deductions, such as income tax withholdings, social security, etc.).

                  (b)      Stock Options.

                           (1) In addition to the Salary, the Executive shall be entitled to receive a stock option granted in accordance with the terms and conditions set forth in the Company's stock option plan and the stock option agreement. The amount of shares granted under the stock option shall be 900,000 vested over three years in equal annual amounts at a strike price of $4.67.

                           (2) Stock option break-up fee. If both parties agree that the Executive's employment with Company terminates prior to April 11, 2001, then Company will give 50,000 options at a strike price of $4.67.

                  (c) Vacation. During the Employment Period Executive shall be entitled to 20 days of vacation during each calendar year and shall not be cumulative, unless and until the Company changes its policy toward accumulation of vacation days for other employees of the Company in which case Executive's vacation days shall follow such policy of the Company. Unless and until such policy change at no time shall Executive be entitled to receive more than 20 days of vacation.

                  (d) Business Expenses. The Company will reimburse the Executive for reasonable bona fide business expenses incurred on behalf of the Company in the ordinary course of business, provided, however, that the expense is otherwise deductible by the Company as an ordinary and necessary business expense for federal income tax purposes.

                  (e) Relocation Expenses: Total estimate cost for relocation $50,000 +/- 10% either way. This amount includes compensation of relocation from current property to the Atlanta, Georgia area home. Reimbursement of real estate commissions resulting from sale of current home and closing costs pursuant to the purchase of the Atlanta area home. Costs that are not included would be the Brokers costs. Reimbursable costs include moving of personal items, mover and travel expenses. The Executive will also receive temporary living expenses of $8,000.

                  (f) Other Benefits. The Executive shall generally be entitled to participate in or receive health, long-term disability insurance, and similar benefits as the Company provides from time to time to its executives. The Executive shall cooperate with the issuance of a key man term life insurance policy for the benefit of the Company, if so requested by the Company.

                  (g) Withholding. All salary, bonus payments, stock option exercises, benefit payments and other payments due to Executive under this Agreement shall be paid in a manner consistent with the standard payroll practices of the Company. The Company may withhold from any payment any required taxes or other governmental withholdings, insurance or benefit payments and similar items.

                  (h) CHANGE OF CONTROL. IN THE EVENT THERE IS A CHANGE OF CONTROL OF THE COMPANY, THEN THIS OPTION SHALL NOT TERMINATE BUT RATHER OPTIONEE SHALL HAVE THE IMMEDIATE RIGHT TO EXERCISE THIS OPTION WITH RESPECT TO ALL SHARES GRANTED PURSUANT TO THIS OPTION AT ANY TIME, NOTWITHSTANDING THE PROVISION OF SECTION 6 HEREOF, PROVIDED, HOWEVER, THAT SHOULD THE CHANGE OF CONTROL RESULT IN THE TERMINATION OF THIS OPTION WITHOUT THE SIMULTANEOUS CONVERSION OF THIS OPTION INTO OPTIONS TO PURCHASE LIKE STOCK OF THE COMPANY, OR A CORPORATION ACQUIRING OR SUCCEEDING TO THE RIGHTS OF THE COMPANY IN SUCH CHANGE OF CONTROL, UPON TERMS SUBSTANTIALLY SIMILAR TO THOSE DESCRIBED HEREIN, THEN OPTIONEE SHALL HAVE THE IMMEDIATE RIGHT UPON SUCH CHANGE OF CONTROL TO EXERCISE THIS OPTION WITH RESPECT TO ALL SHARES GRANTED PURSUANT TO THIS OPTION AT ANY TIME, REGARDLESS OF WHETHER OPTIONEE'S EMPLOYMENT WITH THE COMPANY HAS TERMINATED.

         FOR PURPOSES OF THIS SECTION, "CHANGE OF CONTROL" OF THE COMPANY SHALL BE DEEMED TO HAVE OCCURRED IF (I) A TENDER OFFER SHALL BE MADE AND CONSUMMATED FOR THE OWNERSHIP OF 50% OR MORE OF THE OUTSTANDING VOTING SECURITIES OF THE COMPANY, (II) THE COMPANY SHALL SELL SUBSTANTIALLY ALL OF ITS ASSETS TO ANOTHER CORPORATION THAT IS NOT A WHOLLY OWNED SUBSIDIARY, (III) A PERSON, WITHIN THE MEANING OF SECTION 3 (A) 9 OR OF SECTION 13 (A) (3) (AS IN EFFECT ON THE DATE HEREOF) OF THE SECURITIES EXCHANGE ACT OF 1934, SHALL ACQUIRE 50% OR MORE OF THE OUTSTANDING VOTING SECURITIES OF THE COMPANY (WHETHER DIRECTLY, INDIRECTLY, BENEFICIALLY OR OF RECORD), OR (IV) THERE SHALL BE A CHANGE WITHIN THE PERIOD BEGINNING WITH THE FIRST DAY AFTER ANY ANNUAL MEETING OF STOCKHOLDERS OF THE COMPANY, OF MORE THAN TWO-THIRDS OF ITS MEMBERS OF THE BOARD OF DIRECTORS OF THE COMPANY. FOR

PURPOSES HEREOF, OWNERSHIP OF VOTING SECURITIES SHALL TAKE INTO ACCOUNT AND SHALL INCLUDE OWNERSHIP AS DETERMINED BY APPLYING THE PROVISIONS OF RULE 13D-3(1)(I) (AS IN EFFECT ON THE DATE HEREOF) PURSUANT TO THE SECURITIES EXCHANGE ACT OF 1934.


         5.       Termination or Resignation.

                  (a) Termination. The Executive's employment hereunder shall be, or may be, as the case may be, terminated and shall constitute a "Termination" under the following circumstances:

                           (i) Death. The Executive's employment hereunder shall terminate upon his death.

                           (ii) Disability. The Executive's employment hereunder shall terminate on the Executive's physical or mental disability or infirmity which, in the opinion of a competent physician selected by the Board, renders the Executive unable to perform his duties under this Agreement for more than 30 days during any 120-day period.

                           (iii) With Cause. The Company may terminate the Executive's employment hereunder for Cause. "Cause" shall mean (a) Executive's material breach of any of the terms of this Agreement, (b) Executive's conviction of a crime involving moral turpitude or constituting a felony under the laws of any state, the District of Columbia or of the United States, (c) Executive's repeated failure or refusal to follow the directives of the Board or the CEO; (d) Executive's inappropriate business conduct that is directly related to Executive's activities on behalf of the Company that may cause material harm to the business interests of the Company; or (e) Executive's inability to practice medicine for any reason, including, but not limited to, the loss of Executive's professional license to practice medicine.

                           (iv) By the Company for Any Other Reason. The Company may terminate the Executive's employment hereunder at any time for any reason other than the Executive's Death or Disability or for Cause.

                           (v) Resignation of Executive. The Executive may voluntarily resign his position and terminate his employment and Salary with the Company at any time, with or without cause, by delivery of a written notice of resignation to the Company (the "Notice of Resignation"). The Notice of Resignation shall set forth the date such resignation shall become effective (the "Date of Resignation"), which date shall, in any event, be at least thirty (30) days and no more than sixty (60) days from the date the Notice of Resignation is delivered to the Company. At its option, the Company may reduce such notice period to any length, upon written notice to the Executive.

                  (b) Notice of Termination by Company. Any termination of the Executive's employment by the Company shall be communicated by written Notice of Termination to the Executive. For purposes of this Agreement, a "Notice of Termination" shall mean a notice that shall indicate the specific termination provision in this Agreement relied upon and shall set forth, if applicable, in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated. "Date of Termination" shall mean (i) if the Executive's employment is terminated by his death, the date of his death, (ii) if the Executive's employment is terminated by reason of his disability, the date of the opinion of the physician referred to in Section 5(a)(ii), above, (iii) if the Executive's employment is terminated by the Company for Cause pursuant to subsection 5(a)(iii) above or without Cause pursuant to subsection 5(a)(iv) above, the date specified in the Notice of Termination and
         (iv) if the Executive voluntarily resigns pursuant to subsection 5(a)(v) above, the date of the Notice of Resignation.

                  (c) Terminability of Employment. Notwithstanding the Term of this Agreement and the annual salary to be paid to the Executive during his employment with the Company, nothing in this Agreement should be construed as to confer any right of the Executive to be employed by the Company for a fixed or definite term. Subject to
         Section 6 hereof, the Executive hereby agrees that the Company may dismiss him under subsection 5(a) hereof. The Executive's employment with the Company may be terminated by the Company at any time by delivery of a Notice of Termination to the Executive, for any reason, with or without cause, without liability except with respect to the payments provided for by Section 6.

                  (d) Termination Obligations. In exchange for the Company entering into the Agreement and payment of the Severance Payments provided for in Sections 6(b) and 6(e) herein, the Executive agrees that, at the time of his resignation or termination from the Company:

                           (i) The Executive will promptly return to the Company all personal property, both tangible and intangible, furnished to or prepared by the Executive in the course of or incident to his employment, the Executive hereby acknowledging and agreeing that such property belongs to the Company, such that following termination the Executive will not retain any written or other tangible material containing any proprietary information of the Company. "Personal property" includes, without limitation, all computers, cellular phones, company credit cards, access keys, books, manuals, records, reports, notes, contracts, lists and other documents or materials, or copies thereof (including computer files), and all other proprietary information relating to the business of the Company.

                            (ii) The Executive will tender his resignation from all offices and directorships then held with the Company; Executive, however, shall not be required to tender his resignation from the Board of Directors of the Company.

                            (iii)   The Executive will execute a release
                                    acceptable to the Company of all liability of the Company, and its directors, officers, shareholders, employees, agents and attorneys, to the Executive in connection with or arising out of his employment with the Company, except with respect to any Severance Payments under Sections 6(b) or 6(d) which may be payable to him under the terms of the Agreement.

                            (iv)    The representations and warranties
                                    contained herein and the Executive's
                                    obligations under Sections 5(d), 7, 8, 9 and 15 through 18 shall survive termination of the Employment Period and the expiration of this Agreement.

         6. Compensation Upon Termination. Upon the occurrence of any of the events described Section 5(a)(i) through 5(a)(v) of this Agreement, the Executive shall be entitled, unless otherwise provided herein, to the following remuneration in respect of such Termination (the "Severance Payments") for the period of time specified therein (the "Severance Period"):

                  (a) Death. If the Executive's employment shall be terminated pursuant to Section 5(a)(i), the Company shall pay the Executive's personal representative his Salary payable pursuant to
         Section 4(a) through the Date of Termination. At the

Executive's own expense, the Executive's dependents shall also be entitled to any continuation of health insurance coverage rights under any applicable law.

         (b) Disability. If the Executive's employment shall be terminated by reason of disability pursuant to Section 5(a)(ii), the Executive shall receive his Salary payable pursuant to Section 4(a) up to the Date of Termination and for 30 days thereafter; provided that payments so made to the Executive during the disability shall be reduced by the sum of the amounts, if any, payable to the Executive at or prior to the time of any such payment under any disability benefit plan of the Company. At the Executive's own expense, the Executive and his dependents shall also be entitled to any continuation of health insurance coverage rights under any applicable law.

         (c) Cause. If the Executive's employment shall be terminated for Cause pursuant to Section 5(a)(iii) hereof, the Company shall pay the Executive his Salary then payable pursuant to Section 4(a) through the Date of Termination. At the Executive's own expense, the Executive and his dependents shall also be entitled to any continuation of health insurance coverage rights under any applicable law.

         (d) Voluntary Resignation. If the Executive terminates his employment with the Company pursuant to Section 5(a)(v) hereof, the Company shall have no obligation to compensate the Executive following the Date of Resignation, except for the payment of accrued and unpaid salary pursuant to
Section 4(a) through the Date of Resignation. In any event, at the Executive's own expense, the Executive and his dependents shall be entitled to any continuation of health insurance coverage rights under any applicable law.

         (e) Termination Without Cause by Company. If the Company terminates Executive's employment with the Company pursuant to Section 5(a)(iv), the Company shall continue to pay to Executive all Salary payable pursuant to
Section 4(a), as Severance Payments through a period ending twelve (12) months following the Date of Termination provided the Executive was employed for twelve
(12) months previous to termination. In addition for the period that the Severance Payments are being paid to the Executive, the Executive and the Executive's family shall be entitled to receive welfare plan benefits (other than continued group long-term disability coverage) generally available to executives of the Company with comparable responsibilities or positions at the same cost to the Executive as is charged to such similar executives from time to time for comparable coverage. The Company shall have no other obligation to compensate the Executive following the Date of Termination except as provided herein.

         (f) Any Severance Payments made pursuant to this Section 6 shall be payable in accordance with the Company's regular payroll practices. The obligation of the Company to make the Severance Payments to the Executive is expressly conditioned upon the Executive complying and continuing to comply with his obligations and covenants under Sections 5(d), 7 and 8 of this Agreement following termination of his employment with the Company.

         (g) Any Severance payments will be effective after the Executive has completed one year of service to the Company. If the Executive does not complete one year of service he is not entitled to any Severance.

7.       Confidentiality and Non-Solicitation Covenants.

         (a)      Confidentiality. In addition to the agreements set forth in
Section 5(e), the Executive hereby agrees that the Executive will not, during the Employment Period or at any time thereafter directly or indirectly disclose or make available to any person, firm, corporation, association or other entity for any reason or purpose whatsoever, any Confidential Information (as defined below). The Executive agrees that, upon Termination of his employment with the Company, all Confidential Information in his possession that is in written or other tangible form (together with all copies or duplicates thereof, including computer files) shall be returned to the Company and shall not be retained by the Executive or furnished to any third party, in any form except as provided herein; provided, however, that the Executive shall not be obligated to treat as confidential, or return to the Company copies of any Confidential Information that (i) was publicly known at the time of disclosure to the Executive, (ii) becomes publicly known or available thereafter, but prior to the Date of Termination, other than by any means in violation of this Agreement or any other duty owed to the Company by any person or entity or (iii) is lawfully disclosed to the Executive by a third party. As used in this Agreement the term "Confidential Information" means: information disclosed to the Executive or known by the Executive as a consequence of or through his relationship with the Company, about the


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


         directors, officers, shareholders, customers, employees, investors, business methods, public relations methods, organization, procedures or finances, including, without limitation, information of or relating to shareholder, customer or investor lists of the Company and any affiliate.

                  (b) Non-Solicitation. In addition, the Executive hereby agrees that during the Employment Period, and for a period of one (1) year thereafter, regardless of the reason or circumstances of Termination of employment with the Company, the Executive will not, either on his own account or jointly with or as a manager, agent, officer, employee, consultant, partner, joint venturer, owner or shareholder or otherwise on behalf of any other person, firm or corporation, (i) carry on or be engaged or interested directly or indirectly in, or solicit, the sale or provision of services or the development or marketing of services as offered by the Company to its customers at the Date of Termination, (ii) endeavor directly or indirectly to canvas or solicit in competition with Company or to interfere with the supply of orders for goods or services from or by any person, firm or corporation which during the Employment Period has been or is a supplier of goods or services to Company or become an investor in the Company or (iii) directly or indirectly solicit or attempt to solicit away from Company any of its officers or employees or offer employment to any person who, at any time during the six (6) months immediately preceding the Date of Termination, is or was an officer or employee of Company.

         8. Covenant Not to Compete. The Executive agrees that during the Employment Period he will devote full-time to the business of the Company and not engage in any type of business which engages in the medical internet, online pharmacy and information services or any other related businesses, including but not limited to all aspects of the Business. Subject to such full-time requirement and the restrictions set forth below in this Section 8 and Section 3(c) above, the Executive shall be permitted to continue his existing business investments and activities and may pursue additional business investments; provided that the Executive may not serve as a director or officer of any public company resulting from such business investments if such public company is in competition with the Company. The Executive agrees that, from the end of the Employment Period through a one (1) year period thereafter, he shall not, within the Protected Territory (as defined hereinafter), (i) invest in, manage, consult or participate in any way in any other business in competition with the Business (in either an active or passive manner), (ii) participate in or advise any business which has business activities similar to the Business are a relevant business segment, or (iii) act for or on behalf of any business that intends to enter or participate in any business which has any business activities similar to the Business, in each case unless the independent members of the Company's Board determines that such action is in the best interests of the Company. Notwithstanding the foregoing, the Executive may purchase stock as a stockholder in any publicly traded company, including any company which is involved in the development or operation of a medical internet site in the Protected Territory; provided that the Executive does not own (together or separately or through his affiliates) more than five percent (5%) of any company (other than the Company) engaged in a business which is competitive with the Business of the Company within the Protected Territory. In addition, the Executive shall not invest (directly or indirectly) in any competitive business operating within the Protected Territory unless the independent members of the Company's Board determines that such an investment is in the best interests of the Company. For purposes of this Agreement, the "Protected Territory" shall mean that area within a one hundred (100) mile radius of the principal offices of the Company at the Date of Termination.

Indemnity on Non-Compete. Executive hereby indemnifies the Company for any and all liabilities that should arise from Executive's prior employments and consulting, including necessary legal costs for Company to defend such matters.

         9. Injunctive Relief and Enforcement. In the event of breach by either party of the terms of Sections 5, 6, 7 or 8, if the non-breaching party believes it is suffering irreparable injury, then the non-breaching party shall be entitled to institute legal proceedings to enforce the specific performance of this Agreement by the breaching party and to enjoin the breaching party from any further violation of the Agreement and to exercise such remedies cumulatively or in conjunction with all other rights and remedies provided by law and not otherwise limited by this Agreement. The parties acknowledge, however, that the remedies at law for any breach of the provisions of Sections 5, 6, 7 or 8 may be inadequate. In addition, in the event the covenants set forth in Sections 5(e), 7 or 8 shall be determined by any court of competent jurisdiction to be unenforceable by reason of extending for too great a period of time or over too great a geographical area, by reason of being too restrictive or expansive, or by constituting an unlawful restraint of trade in any other respect, each such covenant shall be interpreted to extend over the maximum period of time and over a maximum geographical area for which it may be enforceable, and to the maximum extent in all other respects as to which it may be enforceable, and enforced as so interpreted, all as determined by such court in such action.

         10. Notice. For the purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered when transmitted by telecopy with written confirmation of transmission and receipt, three (3) days after deposit in the U.S. mail, first class, with adequate postage thereon, or one (1) day after delivery to an overnight air courier guaranteeing next day delivery, addressed as follows:




         If to the Executive:               Geoffrey L. Faux



         If to the Company:                 eMD.com
                                            5655 Peachtree Parkway
                                            Norcross, Georgia 30092
                                            Attention: Chief Executive Officer


         With a copy to:            Schreeder, Wheeler & Flint, LLP
                                            1600 Candler Building
                                            127 Peachtree Street, N.E.
                                            Atlanta, Georgia 30303-1845
                                            Attention:  Edward H. Brown, Esq.


or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt as provided above.

         11. Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect; provided, however, that if any one or more of the terms contained in Sections 5(e), 7 or 8 hereto shall for any reason be held by any court of competent jurisdiction to be unenforceable by reason of extending for too great a period of time or over too great a geographical area, by reason of being too restrictive or expansive, or by constituting an unlawful restraint of trade in any other respect, then such covenant shall not be deleted but shall be reformed and constructed in a manner to enable it to be enforced to the extent compatible with applicable law.

         12. Assignment. This Agreement may not be assigned by the Executive, but may be assigned by the Company to any successor to its business and will inure to the benefit and be binding upon any such successor.

         13       Counterparts. This Agreement may be executed in several
counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         14. Headings. The headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         15. Choice of Law. This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of Georgia (without reference to the choice of law provisions of Georgia), except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to or the subject of this Agreement, and as to those matters the law of the jurisdiction under which the respective entity derives its powers shall govern.

         16. Dispute Resolution. Absent any irreparable injury being suffered by the Company entitling the Company to seek injunctive relief against the Executive pursuant to Section 9 hereof, in the event there shall be a dispute among the parties arising out of or relating to this Agreement, or the breach thereof, the parties agree to the following procedures:

                  (a) Within thirty days after notice from a party of any dispute, the parties shall meet and attempt to resolve such dispute informally with or without a mediator as the parties mutually agree;


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


                  (b) If the parties are unable to resolve the dispute informally, then either party may institute a lawsuit in the federal or state courts in Gwinnett County, Georgia. The parties agree that the federal and state courts of Gwinnett County, Georgia shall have sole jurisdiction over such disputes and each parties expressly consents to the personal jurisdiction of such courts and expressly waives all defenses of lack of personal jurisdiction and inconvenient forum.

         17. Entire Agreement. This Agreement contains the entire agreement and understanding between the Company and the Executive with respect to the employment of the Executive by the Company as contemplated hereby, and no representations, promises, agreements or understandings, written or oral, not herein contained shall be of any force or effect. This Agreement shall not be changed unless in writing and signed by both the Executive and the Board of the Company.

         18. Board Approval. In any case in which this Agreement provides for the approval, review or determination of the Board in connection with the Executive's compensation, benefits, termination or compliance with restrictive covenants herein expressed, then such approval, review or determination shall be deemed a "Director's conflicting interest transaction", subject to the procedures required by O.C.G.A. ss. 14-2-860 et seq.

         19. The Executive's Acknowledgment. The Executive acknowledges he has had the opportunity to consult with independent counsel of his own choice concerning this Agreement, and he has read and understands the Agreement, is fully aware of its legal effect, and has entered into it freely based on his own judgment.





         IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the date and year first above written.

EMD.COM

By: /s/ Timothy C. Moses
    ---------------------------------

Title:                                             Date:
       ------------------------------                    ----------------------



EXECUTIVE

/s/ Geoffrey L. Faux
-------------------------------------
Geoffrey L. Faux                                   Date:
                                                         -----------------------



-------------------------------------              Date:
Witness                                                  -----------------------